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                                                                   Exhibit 10.23

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISK DENOTE OMMISSION.

                  AKAMAI TECHNOLOGIES AND MICROSOFT CORPORATION
                    BROADBAND STREAMING INITIATIVE AGREEMENT

         This Broadband Streaming Initiative Agreement (the "Agreement") is entered into and effective as of September 20, 1999 (the "Effective Date") by and between MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and AKAMAI TECHNOLOGIES, INC., a Delaware Corporation located at 201 Broadway, Cambridge, MA 02139 ("Akamai").

                                    RECITALS

Akamai offers a service that delivers Internet-related broadband multimedia content (including live and on-demand broadband Streaming Media) and provides related services for independent content providers and corporate customers (referred to collectively as "ICPs").

Microsoft is a developer of operating system technologies and tools for the development and serving of Internet and other online content, including broadband multimedia applications and Streaming Media.

Microsoft has established a "Broadband Streaming Initiative," whereby Microsoft desires to promote adoption of Windows Media Technologies ("WMT") and other Microsoft technologies for broadband multimedia services on the Internet.

Microsoft wishes to engage Akamai as, and Akamai wishes to become, a supplier and promoter of broadband content delivery services for Streaming Media in connection with Microsoft's upcoming Broadband Streaming Initiative.

                      Microsoft Confidential & Proprietary
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                                    AGREEMENT

      This Agreement is entered into with reference to the following information ("INITIAL DEFINITIONS TABLE") as well as the definitions set forth below:


AKAMAI INFORMATION:                               Corporate Name:  Akamai Technologies, Inc.
                                                  Place of Incorporation: Delaware
                                                  Address for Notices:  201 Broadway, Cambridge,
                                                  MA  02139

AKAMAI CONTACT:                                   Akamai Contact/Title:  Paul Sagan, President and COO
                                                  Telephone Number:  (617) 250-3006
                                                  Facsimile Number:  (617) 250-3001
                                                  Email:paul@akamai.com
                                                  Copy to: Vice President and General Counsel
                                                  Facsimile Number:  (617) 250-3001

AKAMAI NAME AND AKAMAI SERVICE                    Akamai Name: Akamai Technologies
NAME(S)                                           Akamai Service Name(s):  FreeFlow, FreeFlow
(for use in press release):                       Streaming

AKAMAI WEB SITE:                                  www.akamai.com and any successors and
                                                  additional and/or new versions of such web site
                                                  owned or controlled by Akamai during the Term.

TERM:                                             Beginning as of the Effective Date and continuing
                                                  through September 30, 2001, unless earlier
                                                  terminated in accordance with Section 9.

1.       DEFINITIONS

1.1 ABOVE THE FOLD means the placement of Content (including an icon and/or link) or other material on an Akamai Web Site page such that the material is viewable on a computer screen at a 800 x 600 pixels resolution when the user first accesses such web page and without having to scroll down to view more of the web page.

1.2 AKAMAI SERVICES means Akamai's provision of delivery and/or other services involving "live" and "on-demand" broadband Streaming Media, including without limitation through Akamai's "FreeFlow Streaming" service offering and its successors.

1.3 AKAMAI SERVICES GUIDELINES means the guidelines and procedures related to this Agreement with respect to how Akamai will be engaged by Broadband Streaming Initiative ICP Participants to provide Akamai Services and will apply Network Credits against such provision of Akamai Services, as more fully described in Exhibit A.

                      Microsoft Confidential & Proprietary

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1.4      AKAMAI SOFTWARE means Akamai's proprietary software that is licensed in connection with offering the Akamai Services, and any direct successor thereto.

1.5 BROADBAND STREAMING INITIATIVE ICP PARTICIPANT means an ICP or other customer designated by Microsoft in its sole discretion (including without limitation Microsoft or any of its affiliates) to use Network Credits in support of the Broadband Streaming Initiative as contemplated by this Agreement.

1.6 CONFIDENTIAL INFORMATION means: (i) any source code of software disclosed by either party to the other party; (ii) any trade secrets and/or other proprietary non-public information not generally known relating to either party's product plans, designs, costs, prices or names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (iii) the terms and conditions of this Agreement. "Confidential Information" does not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party prior to the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party without the use of the other party's Confidential Information; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure.

1.7 CONTENT means data, text, audio, video, graphics, photographs, artwork and other technology and materials.

1.8 MICROSOFT SOFTWARE means Windows NT Server (including Windows Media Streaming Media Services, one of which is Windows Media Rights Manager) and direct successors thereto.

1.9 NETWORK CREDITS means credits available to pay for Akamai Services, which credits are equal in value to the Network Credits Fee Amount (as defined in Section 2.1) having been paid by Microsoft from time to time during the Term, less amounts having been applied pursuant to this Agreement to reflect the provision of Akamai Services to Broadband Streaming Initiative ICP Participants, as further set forth in Section
         2.1 and Exhibit A.

1.10 STREAMING MEDIA means multimedia Content that is transmitted live or held in archive on servers and played or displayed via the Web incrementally, or in semi-real time, such that it can be heard, viewed or received by an end user with minimal download delays, if any.

1.11 UPDATES means, as to any software, all subsequent public releases thereof during the Term, including public maintenance releases, error corrections, upgrades, enhancements, additions, improvements, extensions, modifications and successor versions.

1.12 WINDOWS MEDIA FORMAT means (a) the Windows Media Audio format which encodes files with the Microsoft Audio codec (.wma extension), (b) the proposed industry standard format referred to as the "Advanced Streaming Format" (.asf extension), which as of the Effective Date is in comment/revision processes within industry standards bodies, and (c) any successors or replacements for such formats that may be designated by Microsoft, regardless of the brand or trademark under which they are made available from time to time.

                      Microsoft Confidential & Proprietary

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1.13     WINDOWS MEDIA PLAYER means the North American English version of the upgrade to the Windows 95 and Windows 98 Microsoft Windows Media Player client technology that displays Streaming Media in Windows Media Format, other formats of Streaming Media, and other multimedia data-types, and all successors and Updates to such technology which are commercially released during the Term.

1.14 WINDOWS MEDIA TECHNOLOGIES or "WMT" means, collectively and interchangeably, Windows Media Player and Windows Media Streaming Media services, including Windows Media Rights Manager, for the Windows NT operating system.

All other initially capitalized terms shall have the meanings assigned to them in this Agreement.


2.       MICROSOFT OBLIGATIONS

2.1 Network Credits Fee. Microsoft agrees to pay to Akamai a total Network Credits fee of One Million Dollars ($1,000,000.00) (the "Network Credits Fee Amount"), which fee is intended to pre-pay for Akamai Services and other services offered by Akamai which Microsoft may obtain, in accordance with this Agreement, either for Microsoft's internal operations or for the benefit of Broadband Streaming Initiative ICP Participants. Microsoft will pay the Network Credits Fee Amount in [**] sub-parts, in accordance with the following schedule: an initial payment of [**] shall be due after Akamai delivers an invoice for such amount to Microsoft, which invoice Akamai may deliver on or after the Effective Date; [**] of [**], shall be due on [**]; and [**] of [**], shall be due on [**]. All amounts payable under this Agreement shall be due on a net thirty (30) day basis. Akamai shall be obligated to refund the Network Credits Fee Amount to Microsoft only to the extent set forth in Section 9. The Network Credits Fee Amount shall serve as a prepayment against which Microsoft or Broadband Streaming Initiative ICP Participants may obtain Akamai Services and other services offered by Akamai pursuant to Section 3.2(c) below.

2.2 Deployment Support. During the Term, Microsoft shall provide at no charge to Akamai, and upon Akamai's request, up to a total of [**] (i.e., a total of [**]) of high-level technical support in the United States from (at Microsoft's option) Microsoft's developer relations group or its product support group in order to assist Akamai with deploying Windows Media Technologies in accordance with this Agreement. Such support shall include providing reasonable on-site deployment support services to Akamai. In addition, during the Term, Microsoft shall provide [**] to Akamai, and upon Akamai's request, up to a total of [**] (i.e., a total of [**]) of technical assistance from Microsoft Consulting Services in order to assist Akamai in porting its proprietary FreeFlow software to the Windows NT Server platform as contemplated in Section 3.1(c). Microsoft's obligation to provide any of the technical support and assistance contemplated by the preceding sentence in this Section 2.2 shall be subject to the parties' entry into a mutually-agreed standard technical support agreement (e.g., a Microsoft Consulting Services Master Agreement). Microsoft shall be entitled to charge Akamai at its then-current rates for any on-site deployment support

                      Microsoft Confidential & Proprietary

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         services or other technical assistance requested by Akamai which exceeds the applicable [**] limitations set forth in this Section 2.2, provided that Microsoft first notifies Akamai that Akamai has exceeded the applicable [**] limitation.

2.3 Early Releases. During the Term, Microsoft will provide to Akamai, at no charge, successive [**] ([**], and where practical as determined by Microsoft in its sole discretion, [**]) of Microsoft Software in object code form; provided, however, that nothing herein shall be deemed to require that Microsoft release any additional versions of any Microsoft Software during the Term. All Microsoft Software provided hereunder may be used by Akamai only in accordance with the confidentiality and license agreements accompanying such Microsoft Software and, in addition, may be used solely in connection with supporting the provision of Akamai Services that use Windows Media Technologies. Akamai understands that [**] software is not intended for [**].

2.4 Promotion of Akamai Services. In conjunction with its Broadband Streaming Initiative, Microsoft agrees to publicly announce, in a manner commercially similar to the level of promotion provided to other Content delivery service providers who are Broadband Streaming Initiative participants, that Akamai is a Microsoft recommended solution provider for ICPs who are using WMT to deliver high bandwidth Streaming Media. Thereafter, during the Term, Microsoft will use commercially reasonable, good faith efforts to include and promote Akamai as a provider of broadband delivery and other services related to Streaming Media, including without limitation as part of Microsoft's applicable marketing efforts and materials, sales training, Web sites, and other promotions, consistent with Microsoft's promotion of other Broadband Streaming Initiative Content delivery service providers which have entered into agreements with Microsoft on similar terms to this Agreement.

2.5 Preconditions for Microsoft Sponsorship and Support Obligations. Each of Microsoft's obligations under this Section 2 is expressly conditioned upon Akamai's performance of its obligations under Sections
         3.1 through 3.4 throughout the Term. In addition, because Akamai has not shared with Microsoft Akamai's plans for the Akamai Services as of the Effective Date, Akamai agrees to confer in good faith with Microsoft promptly after the Effective Date in order to develop and set forth in writing, no later than ninety (90) days after the Effective Date, mutually approved performance objectives (the "Performance Criteria") for Akamai's participation in the Broadband Streaming Initiative during the [**] of the Term. If Microsoft reasonably believes that Akamai has not met or exceeded such Performance Criteria during the [**] of the Term, then Microsoft may notify Akamai of such determination by providing a written notice identifying the specific Performance Criteria which Akamai has not met, provided that Microsoft must issue any such notice within ninety (90) days after the [**] anniversary of the Effective Date. If, after receiving such a notice, Akamai does not notify Microsoft of Akamai's good faith disagreement with Microsoft's determination and does not improve its performance such that it meets the Performance Criteria within sixty (60) days after receiving Microsoft's written notice hereunder, then Microsoft may in its discretion terminate this Agreement effective thirty (30) days after Microsoft provides written notice to Akamai of such termination. If Akamai disagrees in good faith with Microsoft's determination as set forth

                      Microsoft Confidential & Proprietary

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         in such notice, the parties shall promptly undertake to resolve such dispute as provided in Section 11.5 of this Agreement.

2.6 Reservation of Rights. Except as expressly licensed pursuant to this Agreement, Akamai shall have no other rights in the Microsoft Software, the Windows Media Player or any other Microsoft software, technology or services provided to Akamai hereunder. Microsoft retains all right, title and interest in and to the Microsoft Software, the Windows Media Player and any other Microsoft software, technologies and services. Nothing in this Agreement shall be construed, by implication, estoppel or otherwise, as granting Akamai any rights to any Microsoft software, technology, service or other intellectual property rights.


3        AKAMAI OBLIGATIONS

3.1 Use and Promotion of Windows Media Technologies and Windows Media Format. Subject to Windows Media Technologies being a competitively comparable solution to other Streaming Media technologies and platforms (as reasonably determined based on technology, price, quality and delivery timetables), throughout the Term, Akamai will deploy, describe and promote Windows Media Technologies and the Windows Media Format to all of its prospective and actual customers for Akamai Services (including without limitation both ICPs and Internet Service Providers ("ISPs")) in a manner consistent with and commercially similar to all other Streaming Media platforms or formats that it offers, promotes or recommends for any Akamai Service.

         Akamai's use and promotion of Windows Media Technologies and related technologies shall further include, without limitation:

         (a) Content Format. Within thirty (30) days after the Effective Date, and continuing thereafter throughout the Term, except as set forth below, all Streaming Media made available on the Akamai Web Site shall be made available in Windows Media Format; provided, however, that nothing herein shall be deemed to prevent Akamai from making Streaming Media available on such Web site in additional formats. Notwithstanding the foregoing, it is understood and agreed that from time to time during the Term Akamai, in conjunction with one or more third parties, may enter into a program or opportunity that features particular Streaming Media created for and/or formatted in a specific platform or technology other than Windows Media Format or Windows Media Technologies, and nothing contained herein shall prevent Akamai from doing so, but in such event Akamai will use commercially reasonable efforts promptly to offer to Microsoft a similar program or opportunity.

         (b) Deployment of New Applications and Services. Throughout the Term, Akamai will promote and make available to its customers and prospective customers all new Akamai services and products related to Streaming Media on WMT and in Windows Media Format concurrently with or sooner than Akamai makes such new services or products available based on or in conjunction with other Streaming Media

                      Microsoft Confidential & Proprietary

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                  technologies or formats, subject to the limitation that
                  Akamai's obligations hereunder with respect to release schedule parity are conditioned on Microsoft providing comparable competitive offerings to other commercially available offerings of a particular technology or format within a time frame that makes it commercially feasible for Akamai to achieve the foregoing release schedule parity. If, at any time, Microsoft provides a comparable competitive offering later than necessary to enable Akamai to achieve such release schedule parity, Akamai will use commercially reasonable efforts to offer versions of its ongoing services and products related to Streaming Media on WMT and in Windows Media Format promptly after Microsoft provides the applicable comparable competitive offering. Nothing in this Section 3.1(c) is intended to require Akamai to disclose any third party confidential information to Microsoft with respect to competitive services or offerings.

         (c) Porting and Promotion of Akamai FreeFlow Server Software for Windows NT. Akamai shall port its FreeFlow server software (which software enables and supports FreeFlow, Akamai's non-Streaming Media Web Content delivery service), and any new versions and successors thereto that Akamai offers during the Term, to operate on the Microsoft Windows NT operating system. Further, Akamai agrees to make available and promote to participants of Akamai's FreeFlow ISP program (and any successor programs) during the Term hardware and Akamai software that supports Akamai's FreeFlow service operating on the Windows NT operating system. Nothing herein shall be deemed to transfer to Microsoft any right, title or interest in and to the Akamai FreeFlow server software, or any enhancements, improvements, updates and upgrades thereto.

         (d) Sponsorship. Beginning on the Effective Date and continuing thereafter throughout the Term, Akamai shall include on all pages of the Akamai Web Site that relate to or promote Streaming Media or applications therefor (other than pages or areas within the Akamai Web Site that are specific to a particular Streaming Media format or technology) a prominent "Get Windows Media Player" link logo (the "Windows Media Sponsorship Notice") which links to a Microsoft-authorized Windows Media Player download site, in accordance with the following terms:

                  (i) The Windows Media Sponsorship Notice shall appear no less prominently than any other similar notices on each Akamai Web Site page that contains or provides access to Streaming Media or that materially features any Akamai Service (other than pages or areas within the Akamai Web Site that are specific to a particular Streaming Media format or technology other than Window Media).

                  (ii) On all pages of the Akamai Web Site, including without limitation those described in Section 3.1(d)(i) (but subject to the exceptions set forth therein), in the event Akamai includes any information or notices concerning Streaming Media technologies or formats other than Windows Media Technologies and Windows Media Format, the Windows Media Sponsorship Notice shall appear on such page in a position at least as favorable in prominence, size and

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                           positioning as any other such notice; provided,
                           however, that this provision shall not require the Windows Media Sponsorship Notice (or any thereto) to be placed on any pages or areas within the Akamai Web Site that are specific to a particular Streaming Media format or technology.

                  (iii) In all cases, the Windows Media Sponsorship Notice shall be a minimum of 65 by 57 pixels (width by height), and shall conform to all trademark usage standards provided by Microsoft to Akamai from time to time.

                  (iv) Microsoft shall be entitled to substitute from time to time a different hypertext link and/or link logo as the Windows Media Sponsorship Notice, subject to the same pixel size restrictions as are set forth in
                           Section 3.1(d)(iii), in place of the "Get Windows Media Player" link logo for purposes of this Agreement, including without limitation Akamai's responsibilities under this Section 3.1(d), upon Microsoft's reasonable advance written notice to Akamai.

         (e) Uses of the Get Windows Media Player Logo. All use by Akamai of the "Get Windows Media Player" link logo (or any successor logo(s)) in connection with this Agreement is subject to compliance with Microsoft's guidelines relating to the use of such logo(s). The current version of such guidelines as of the Effective Date is set forth in Exhibit B hereto.

       3.2 Provision of Akamai Services to Broadband Streaming Initiative Participants. Subject to Microsoft's performance of its obligations under Sections 2.1 through 2.4, Akamai agrees to perform the following obligations:

         (a) Akamai agrees to provide, during the six (6) month period commencing on the Effective Date, Akamai Services to be comprised of broadband Streaming Media delivery services, at no charge (either to Microsoft or the ICP, and without applying Network Credits against the value of such services) to each Broadband Streaming Initiative ICP Participant that Microsoft designates in its discretion as a participant in the Broadband Streaming Initiative; provided, however, that such obligation shall not extend beyond the first six (6) months of the Term of this Agreement, and the aggregate value of such no-charge Akamai Services that Akamai agrees to provide for and as used by all Broadband Streaming Initiative ICP Participants, will not exceed [**]), as such usage is calculated in accordance with Exhibit A. Akamai will use commercially reasonable efforts to notify Microsoft in writing at least thirty (30) days before it anticipates participants' usage exceeding the foregoing maximum value of the relevant Akamai Services. Notwithstanding the foregoing, Akamai's obligation under this Section 3.2(a) will be subject to (i) notification by Microsoft as to the names of participating Broadband Streaming Initiative ICP Participants; (ii) execution of Akamai's standard services agreement by each Broadband Streaming Initiative ICP Participant; and (iii) there being at least three (3) participating Broadband Streaming Initiative ICP Participants, none of which will use during any thirty (30) day period more than [**] worth of the available no-charge Akamai Services that Akamai agrees to provide pursuant to this Section 3.2(a).

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         (b)      At Microsoft's request and at no charge to Microsoft or the applicable Internet service providers ("ISPs"), and without applying Network Credits against the value of such services, Akamai will install hardware and equipment, as well as copies of the Akamai Software, and provide its standard level of service related to such hardware and equipment and for such software during the Term in order to support ISPs which Microsoft has designated in its discretion to participate in the Broadband Streaming Initiative. As a condition to Akamai performing the foregoing obligations, each participating ISP will first agree to comply with a separate written agreements with Akamai and/or its resellers or other licensees with respect to installation and support of the hardware, equipment and Akamai Software, and nothing in this Agreement shall be deemed to authorize Microsoft to install and/or support such hardware, equipment or copies of the Akamai Software.

         (c) In addition to the obligations of Akamai under Sections 3.2(a) and (b), as contemplated in Section 2.1 above, Microsoft shall be entitled to apply its prepaid Network Credits and thereby obtain Akamai Services, at Microsoft's sole discretion, (i) for the benefit of designated ICPs in accordance with this Agreement (including without limitation Exhibit A) or (ii) for Microsoft to obtain other services offered by Akamai, including without limitation Akamai's FreeFlow services and any new versions or successors thereto, subject to such participants and/or Microsoft entering into Akamai's standard services agreement. In the event that Microsoft authorizes Akamai to provide Akamai Services that exceed in value (as calculated pursuant to the terms set forth in Exhibit A) the value of then-existing pre-paid balance of Network Credits, Microsoft agrees to pay Akamai for such Akamai Services in accordance with Akamai's then-current pricing to third parties that are purchasing Akamai Services in aggregate volumes comparable to those being purchased by Microsoft in connection with the use of Network Credits under this Agreement.

                  Akamai's obligation under this Section 3.2(c) is further subject to a partial, rolling expiration schedule to the extent Microsoft (for its internal operations) or Broadband Streaming Initiative ICP Participants do not use Akamai Services or other services of Akamai that are equal in value (as calculated pursuant to Exhibit A) to the prepaid Network Credits Fee Amount as follows:

                       (i) to the extent that Akamai Services [**] to the first
                  payment of the prepaid Network Credits Fee Amount due under
                  Section 2.1 are not used by Microsoft or Broadband Streaming Initiative ICP Participants by December 31, 1999, then up to [**] of such first payment (i.e., up to [**]) may be carried over for use during the next calendar quarter (i.e., for use before March 31, 2000), and a further [**] of such first payment (i.e., up to [**]) may be carried over for use during a second succeeding calendar quarter (i.e., for use before June 30, 2000), after which any remaining unused Network Credits Fee Amount shall expire;

                       (ii) to the extent that Akamai Services equal to the
                  successive payments of sub-parts of the prepaid Network Credits Fee Amount as due under Section 2.1 are not used by Microsoft or Broadband Streaming Initiative ICP Participants

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                  during the calendar quarter beginning on the day they become payable, then [**] of each such payment may be carried over for use during the next succeeding calendar quarter, and a further [**] of each such payment may be carried over for use during the second succeeding calendar quarter, all in the same manner as described in Section 3.2(c)(i) above, with the result being that the last date on which Microsoft or a Broadband Streaming Initiative ICP Participant might potentially use any prepaid Akamai Services (or other services of Akamai) under this Section 3.2(c), assuming unused and unexpired Network Credits Fee Amounts have been carried over as provided for herein, is June 30, 2001; and

                       (iii) notwithstanding subparagraph (ii) above, to the
                  extent that any prepaid Network Credits Fee Amount are not used by Microsoft or Broadband Streaming Initiative ICP Participants by June 30, 2001, then the unused portion shall expire.

              Except as provided in Section 9, Akamai shall be entitled to retain all prepaid Network Credits Fees.

3.3 Publicity. Akamai will work with Microsoft to develop a mutually agreeable press release to be released as soon as possible after the Effective Date, provided that the text of such release must have been approved in writing by each party before its release. In such release,
         (a) Akamai shall designate Windows Media Technologies and the Windows Media Format as being recommended by Akamai as one of its recommended platforms and formats for broadband Streaming Media-related services,
         (b) Microsoft shall designate Akamai's Streaming Media services as being recommended by Microsoft as one of its recommended content delivery services for broadband Streaming Media, (c) the parties shall promote the availability of Akamai's FreeFlow and FreeFlow Streaming services on the Windows NT Server platform, (d) Akamai may be identified as a participant in Microsoft's Network Credits program, and
         (e) Akamai may identify the Microsoft's Windows Media group as a customer of Akamai. Further, subject to the limitations set forth in the next sentence, Akamai agrees that (a) it will not release or approve any press releases relating to broadband Streaming Media and using its name or any descriptions of the Akamai Services, other than in conjunction with promotions of Windows Media Technologies as described above, during the period of September 20, 1999 through October 17, 1999 (provided that Microsoft understands and accepts that Akamai (i) has preexisting arrangements relating to the NetAid event scheduled for October 9, 1999, and in conjunction therewith Akamai may be party to one or more press releases related to such event, which press releases may reference Streaming Media, and (ii) has preexisting arrangements relating to announcing the migration of QuickTime TV onto the Akamai Network, and (iii) intends to make a general "FreeFlow Streaming" announcement on or about October 4, 1999 in conjunction with Internet World), and (b) at all times during the Term, it will not issue or approve press releases from third parties relating to broadband Streaming Media that are inconsistent with the spirit of this
         Section 3.3. Notwithstanding the restrictions set forth in the previous sentence, Akamai shall be entitled to perform under any contractual obligation to which it is subject as of the Effective Date which requires it to release or approve press releases or making other announcements during the Term. During the Term, Akamai will also work with Microsoft to develop and release additional joint press announcements, provided that the

                      Microsoft Confidential & Proprietary

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
      details of each such announcements must have been approved in writing by each party before it occurs, and Akamai agrees to provide Microsoft with reasonably detailed information on use of Microsoft's technology in the Akamai Services for inclusion in a case study which Akamai shall be entitled to review and approve. With respect to all approvals contemplated by this Section 3.3, the parties agree not to unreasonably withhold or delay such approvals.

3.4 Reporting and Audits. By the tenth (10th) day of each calendar month during the Term (other than the month in which the Effective Date falls), Akamai shall provide a report to Microsoft setting forth the following information concerning the provision of Akamai Services related to Streaming Media during the previous calendar month, to the extent Akamai's provision of such information to Microsoft does not conflict with any contractual obligation of Akamai to a customer or other third party:

         (a) The URL and number of page views for pages on the Akamai Web Site or third party web sites hosted by Akamai which contain Streaming Media;

         (b) The number of referrals of end users from the Akamai Web Site or third party web sites hosted by Akamai to Microsoft's Windows Media Player download site(s);

         (c) Web browsing software share and Streaming Media player share information for the Akamai Web Site and third party web sites hosted by Akamai, including version information;

         (d) The number of streams served, including the total number of .wma, .asx and .asf format files served, by bit rate;

         (e) The average length of a user stream for a single connection to the Akamai Web Site and third party web sites hosted by Akamai;

         (f) The number of streams of pages with feature/streaming technology; and

         (g)      The average number of .wma, .wmx, and .asx files on site.

         Akamai shall provide all reports hereunder to Microsoft via Microsoft's web reporting system located at http://webevents.microsoft.com/report.asp, or any successor thereto.

         In the event that Akamai has failed to provide a report as described in this Section 3.4 on or before the twenty-fifth (25th) day of the relevant calendar month, then Microsoft will be entitled to suspend its performance under this Agreement (including without limitation its payment obligations under Section 2.1) until such report has been received. All information provided pursuant to this Section will be deemed to be Confidential Information of Akamai.

3.5 Additional Trademark Use. Akamai further agrees to use all Windows Media Technologies-related logos in accordance with the applicable logo program requirements established by Microsoft in its sole discretion from time to time. In the event that Akamai fails to comply with Microsoft's then-current logo requirements for participation in the Streaming Media Initiative at any time during the Term, then Microsoft will be entitled, after providing Akamai with notice of breach and an opportunity to cure such breach within thirty (30) days, to suspend its performance under this Agreement and terminate this Agreement (including without limitation Microsoft's payment obligations under Section 2.1) upon further written notice to Akamai.

                      Microsoft Confidential & Proprietary

3.6 Reservation of Rights. Except as expressly licensed pursuant to this Agreement, Microsoft shall have no other rights in the Akamai Services, the Akamai Software or any other Akamai software, technology or services provided to Microsoft hereunder. Akamai retains all right, title and interest in and to the Akamai Services, Akamai Software and any other Akamai software, technologies and services. Nothing in this Agreement shall be construed, by implication, estoppel or otherwise, as granting Microsoft any rights to any Akamai software, technology, service or other intellectual property rights.

                      Microsoft Confidential & Proprietary

            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
        THE SECURITIES AND EXCHANGE COMMISSION. ASTERISK DENOTE OMISSION.

4.       ADDITIONAL UNDERSTANDINGS

         4.1 Technology Development and Testing Discussions. Subject to the commercial availability of appropriate technical personnel, and to the parties' prior mutual written agreement with respect to applicable intellectual property ownership and licenses, the parties agree to cooperate in good faith to discuss additional technical cooperation endeavors in connection with the Akamai Services and Microsoft Software and other commercial activities in relation to the following areas of mutual interest concerning technology development: (a) [**] into [**] (b) [**] of the [**] thereto into [**], and/or the [**] thereto; and (c) other possible integration and support opportunities consistent with the intent and purpose of this Agreement.*


5.       NON-EXCLUSIVE

Nothing in this Agreement shall be deemed to restrict either party's ability to license, develop, sub-license, manufacture, deploy, support, promote, offer or distribute software, Content, Streaming Media or any other format or technology, whether or not similar to or competitive with Windows Media Technologies, Akamai Services, or any products, services or technologies related to the products and services of either party, subject to the obligations of the parties with respect to Confidential Information.


6.       CONFIDENTIALITY

6.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information and in no event using less than a reasonable degree of care. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information. The other provisions of this Agreement notwithstanding, either party will be permitted to disclose the Confidential Information to their outside legal and financial advisors; and to the extent required by applicable law, provided however that before making any such required filing or disclosure, the disclosing party shall first give written notice of the intended disclosure to the other party, within a reasonable time from the time disclosure is requested and in any event prior to the time when disclosure is to be made, and the disclosing party will exercise best efforts, in cooperation with and at the expense of the other party, consistent with reasonable time constraints, to obtain confidential treatment for all non-public and sensitive provisions of this Agreement, including without limitation dollar amounts and other numerical information.

6.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any

                      Microsoft Confidential & Proprietary
         purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had rightful and good faith access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.


7.       WARRANTIES AND DISCLAIMERS

7.1 Warranties. Each party warrants and covenants that it has the full power and authority to enter into and perform according to the terms of this Agreement.

7.2 DISCLAIMERS. ANY AND ALL SOFTWARE, TECHNOLOGY, SERVICES, CONTENT, OR INFORMATION PROVIDED BY EITHER PARTY TO THE OTHER HEREUNDER IS PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT, WITH RESPECT TO ANY SOFTWARE, TECHNOLOGY, SERVICES, CONTENT, OR INFORMATION PROVIDED HEREUNDER.

                      Microsoft Confidential & Proprietary

8.       INDEMNITY

8.1 Indemnity by Akamai. Akamai shall, at its expense and Microsoft's request, defend any claim or action brought by a third party against Microsoft, or Microsoft's affiliates, directors, or officers, to the extent it is based upon a claim involving the Akamai Services and/or the Akamai Web Site, including without limitation any claim that any Akamai Services or any Content included in or uploaded to the Akamai Web Site infringes or violates any copyright, patent, trademark, trade secret, right of publicity, or other intellectual property, proprietary or contractual right of a third party (all such claims or actions being referred to hereinafter as "Akamai Claims"), and Akamai will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of outside attorneys and other professionals, that are attributable to such Akamai Claims; provided, however, that Microsoft shall: (a) provide Akamai reasonably prompt notice in writing of any such Akamai Claims and permit Akamai, through counsel chosen by Akamai, to answer and defend and have exclusive control over, subject to
         Section 8.2, the answer and defense of such Akamai Claims; and (b) provide the entity defending such claim information, assistance and authority, at such entity's expense, to help defend such Akamai Claims. Akamai will not be responsible for any settlement made by Microsoft without Akamai's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, editorial and business concerns. Akamai will consult with Microsoft on Akamai's choice of counsel under this Section 8.1. In the event Microsoft receives any Akamai Claim or Microsoft has reason to believe it may be subject to any Akamai Claim, Microsoft shall be entitled, upon written notice to Akamai, to suspend performance under this Agreement with respect to the applicable Akamai Service(s), Akamai Web Site or Content thereon until Akamai has taken steps to Microsoft's reasonable satisfaction in order to address the alleged infringement. If Akamai does not take satisfactory steps to address the alleged infringement within ten (10) days after Microsoft delivers such a notice of suspension, then Microsoft in its discretion may terminate this Agreement upon written notice to Akamai and such termination shall be deemed to be a termination for cause for purposes of Section 9.

8.2 Settlement by Akamai. Unless Akamai obtains for Microsoft a complete release of all Akamai Claims thereunder, Akamai may not settle any Akamai Claim under Section 8.1 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, the ability for Microsoft to ship any product. In the event Akamai and Microsoft agree to settle an Akamai Claim, both parties agree not to disclose terms of the settlement without first obtaining the other party's written permission, which will not be unreasonably withheld or delayed.

8.3 Indemnification by Microsoft. Microsoft shall, at its expense and Akamai's request, defend any claim or action brought by a third party against Akamai, or Akamai's affiliates, directors, or officers, to the extent it is based upon a claim relating to Microsoft's promotion of any Akamai Services or Microsoft's promotional activities regarding the Broadband Streaming Initiative (all such claims or actions being referred to hereinafter as "Microsoft

                      Microsoft Confidential & Proprietary

         Claims"), and Microsoft will indemnify and hold Akamai harmless from and against any costs, damages and fees reasonably incurred by Akamai, including but not limited to fees of outside attorneys and other professionals, that are attributable to such Microsoft Claims; provided, however, that Akamai shall: (a) provide Microsoft reasonably prompt notice in writing of any such Microsoft Claims and permit Microsoft, through counsel chosen by Microsoft, to answer and defend and have exclusive control, subject to Section 8.4, over the answer and defense of such Microsoft Claims; and (b) provide Microsoft such claim information, assistance and authority, at Microsoft's expense, to help defend such Microsoft Claims. Microsoft will not be responsible for any settlement made by Akamai without Microsoft's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, editorial and business concerns. In the event Akamai receives any Microsoft Claim or Akamai has reason to believe it may be subject to any Microsoft Claim, Akamai shall be entitled, upon written notice to Microsoft, to suspend performance under this Agreement with respect to the applicable obligations of Akamai under Section until Microsoft has taken steps to Akamai's reasonable satisfaction in order to address the alleged infringement. If Microsoft does not take satisfactory steps to address the alleged infringement within ten (10) days after Akamai delivers such a notice of suspension, then Akamai in its discretion may terminate this Agreement upon written notice to Microsoft and such termination shall be deemed to be a termination for cause for purposes of Section 9.

8.4 Settlement by Microsoft. Unless Microsoft obtains for Akamai a complete release of all Microsoft Claims thereunder, Microsoft may not settle any Microsoft Claim under Section 8.3 on Akamai's behalf without first obtaining Akamai's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, the ability for Akamai to provide any Akamai Services. In the event Microsoft and Akamai agree to settle a Microsoft Claim, both parties agree not to disclose terms of the settlement without first obtaining the other party's written permission, which will not be unreasonably withheld or delayed.


9.       TERMINATION

9.1 Termination By Either Party. Either party may suspend performance and/or terminate this Agreement only as expressly provided elsewhere in this Agreement or:

         (a) Immediately upon written notice at any time, if the other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 6, and fails to cure that breach within thirty (30) days after written notice thereof; or

         (b) Immediately upon written notice at any time, if the other party is in material breach of Section 6.

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                                                                              16

9.2      Effect of Termination.

         (a) Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

         (b) Termination of this Agreement shall not affect any other agreement between the parties.

         (c) Should either Akamai or Microsoft terminate for cause pursuant to Section 8.1, 8.3, 9.1(a), or 9.1(b), neither party shall have any further obligations to the other under Sections 2.1-2.5, Section 3.1-3.5, or Section 4, with the exception that Microsoft shall be entitled to require Akamai to refund the portion of the total Network Credits Fee Amount then having been prepaid by Microsoft and not (as of the termination date) used to provide Akamai Services or other services for the parties and purposes specified in Section 2.1 and Exhibit A. Alternatively, in the event Microsoft terminates this Agreement for cause pursuant to Section 8.1, 9.1(a) or 9.1(b), Microsoft may elect in its sole discretion to retain and use, in accordance with the Network Credits roll-over and expiration schedule set forth in Section 3.2(c), any prepaid Network Credits Fee Amount then having been paid by Microsoft and which has not been recouped via use of such prepaid Networks Credits Fee Amount still outstanding as of the date of termination. Without limiting the generality of the foregoing, Microsoft will have no obligation following termination of this Agreement to make any additional payments or provide any further services to Akamai under Section 2 of this Agreement, and, except as provided above, Akamai shall have no obligation following termination of this Agreement to provide any further services to Microsoft or any ICP.

9.3 Survival. In the event of termination or expiration of this Agreement for any reason, Sections 1, 2.6, 3.6 and 5-11 shall survive termination and continue in effect in accordance with their terms.


10.      LIMITATION OF LIABILITIES

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE MICROSOFT SOFTWARE OR EITHER PARTY'S CONFIDENTIAL INFORMATION, CONTENT, OR SERVICES, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS SECTION SHALL NOT APPLY TO SECTION 6 (REGARDING CONFIDENTIALITY), NOR TO THE INDEMNITY OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS AS PROVIDED IN
SECTION 8 OF THIS AGREEMENT.

                      Microsoft Confidential & Proprietary

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
11.      GENERAL PROVISIONS

11.1 Notices. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested. Any such notices to Akamai should be sent to the address set forth in the Initial Definitions Table on the first page of this Agreement, and sent to the attention of the Akamai Contact named in such Initial Definitions Table or to such other address as a party may designate pursuant to this notice provision. Any such notices to Microsoft should be addressed as follows:


         ADDRESS:
         Microsoft Corporation
         One Microsoft Way
         Redmond, WA  98052-6399
         Attention: Patty Jackson
         Phone:   (425) 882-8080
         Fax:     (425) 936-7329
         COPY TO: LAW AND CORPORATE AFFAIRS
         Microsoft Corporation
         One Microsoft Way
         Redmond, WA  98052-6399

         Attention:  Law & Corporate Affairs
         Phone:   (425) 882-8080
         Fax:     (425) 936-7409

11.2 Independent Parties. Nothing in this Agreement shall be construed as creating an employer-employee relationship, an agency relationship, a partnership, or a joint venture between the parties.

11.3 Governing Law. This Agreement will be governed by the laws of the State of Washington, without reference to the conflict of law principles thereof. Any action or litigation concerning this Agreement brought by Akamai will take place exclusively in the federal or state courts in King County, Washington. Any action or litigation concerning this Agreement brought by Microsoft will take place exclusively in the federal or state courts in Boston, Massachusetts. The parties expressly consent to jurisdiction of and venue in the courts specified in the foregoing sentences and waive all defenses of lack of personal jurisdiction and forum non conveniens with respect to such courts. Each party hereby agrees to service of process by mail or other method acceptable under the laws of the State of Washington.

11.4 Attorneys' Fees. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

                      Microsoft Confidential & Proprietary

11.5 Dispute Resolution Procedures Related to Meeting Performance Criteria. In the event a dispute between Akamai and Microsoft arises under
         Section 2.5 of the Agreement, the parties shall attempt to settle such dispute through consultation and negotiation between the responsible Microsoft contact and Akamai contact in good faith and a spirit of mutual cooperation. If the respective contacts are unable to resolve the dispute, it shall be referred to a conflict resolution committee comprised of one representative designated by each party. Except where prevented from doing so by the matter in dispute, the parties agree to continue performing their obligations under this Agreement while any good faith dispute is being resolved unless and until such obligations are terminated by the termination or expiration of any project or this Agreement.

11.6 Assignment. This Agreement and any rights or obligations hereunder may not be assigned by either party (including without limitation via merger, stock purchase, a sale of substantially all assets, or otherwise by operation of law) without the other party's prior written approval, which approval will not be unreasonably withheld or delayed. Any attempted assignment, sub-license, transfer, encumbrance or other disposal which has not been so approved will be void and will constitute a material default and breach of this Agreement for which the non-breaching party may terminate this Agreement in accordance with
         Section 9.1. Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the parties' successors and lawful assigns.

11.7 Force Majeure. Neither party shall be liable to the other under this Agreement for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from any cause(s) beyond such party's reasonable control, including by way of example labor disputes, strikes, acts of God, floods, fire, lightning, utility or communications failures, earthquakes, vandalism, war, acts of terrorism, riots, insurrections, embargoes, or laws, regulations or orders of any governmental entity.

11.8 Construction. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

11.9 Execution in Counterparts and by Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile copy of a signed counterpart shall be treated the same as a signed original.

11.10 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior

                      Microsoft Confidential & Proprietary

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
         and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Akamai and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.



MICROSOFT CORPORATION                       AKAMAI TECHNOLOGIES, INC.


By:                                         By:
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Name (print):                               Name (print):
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Title:                                      Title:
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Date:                                       Date:
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                      Microsoft Confidential & Proprietary

                                    EXHIBIT A

                           AKAMAI SERVICES GUIDELINES


1.       Approval of Program Participants

         Subject to the restrictions and limitations contained in the Agreement, Microsoft shall have sole discretion regarding the designation of Broadband Streaming Initiative ICP Participants and allocation of Network Credits for use by such entities and/or Microsoft's internal use under this Agreement. Microsoft shall make reasonable efforts to provide Network Credits to shared customers that Akamai recommends for the Broadband Streaming Initiative. In no event shall either party provide any of the other party's Confidential Information to any customer or prospective customer except with such other party's express written approval. Microsoft shall notify Akamai from time to time in writing of approved Broadband Streaming Initiative ICP Participants, the particular Akamai Services to be used by each such entity pursuant to this Agreement, and the approved allocation of Network Credits among such entities and Microsoft (if applicable), and a copy of the standard Akamai Services agreement as executed by such participant. Microsoft and Akamai will cooperate in good faith following the Effective Date to develop and implement operational procedures to coordinate the use of Network Credits in accordance with this Agreement.

2.       Terms of Service

         Notwithstanding anything to the contrary in the foregoing paragraph or elsewhere in this Agreement, the relationship between Akamai and any Broadband Streaming Initiative ICP Participant or any Microsoft participating ISP shall be separate from Akamai's relationship with Microsoft and Akamai shall have the right to choose, in its sole discretion, not to do business with any ISP or any Broadband Streaming Initiative ICP Participant, or to refuse to provide Akamai Services to any Broadband Streaming Initiative ICP Participants or to take steps to prevent any Content from being routed to, passed through or stored on or within the Akamai Network if Akamai determines in its sole discretion that such Content is inappropriate or unacceptable. Akamai shall enter into a separate agreement in a timely manner with each Broadband Streaming Initiative ICP Participant to which Akamai intends to provide Akamai Services pursuant to this Agreement and any ISP designated by Microsoft pursuant to Section 3.2(b), and Akamai shall perform all such Akamai Services in a manner as mutually agreed upon by Akamai and each such Broadband Streaming Initiative ICP Participant or, as appropriate, each such ISP. Akamai shall be solely responsible for all services it provides to Broadband Streaming Initiative ICP Participants, including without limitation the Akamai Services, and for enforcing the terms of any services or other agreements it enters into with Broadband Streaming Initiative ICP Participants or ISPs.

         At Microsoft's sole discretion, Akamai may perform Akamai Services for Microsoft acting on behalf of a Broadband Streaming Initiative ICP Participant, in which event such provision of Akamai Services shall be subject to the terms of this Agreement and any further services agreement that Microsoft and Akamai may mutually agree upon.

                      Microsoft Confidential & Proprietary

            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
        THE SECURITIES AND EXCHANGE COMMISSION. ASTERISK DENOTE OMISSION.

3.       Rate Schedule

         In applying Network Credits under this Agreement for Microsoft's internal use or provision to Broadband Streaming Initiative ICP Participants, Akamai will calculate use of Network Credits on the basis of the lower of (a) [**] of Akamai's standard retail list price (without regard to or adjustment for any volume discounts), subject to Akamai's standard payment terms and conditions and pricing methodology, and (b) [**] from time to time [**] by [**] group in connection with this Agreement.

                      Microsoft Confidential & Proprietary

                                    EXHIBIT B

                          GET WINDOWS MEDIA(TM) PLAYER
                              LINK LOGO GUIDELINES

Get Windows Media(TM) Player logo usage instructions

To put the logo and link on your Web site, follow these easy steps:

         1. Read our policy below on using the Get Windows Media Player logo.

         2. Copy the Get Windows Media Player logo.gif file image to your desktop.

                  [GRAPHIC OMITTED]

                  [GRAPHIC OMITTED]

         3. Move the Get Windows Media Player logo .gif file from your desktop to your Web server. 4. Insert the following HTML code on your Web page. Be sure to point the (IMG SRC) to the location of the Get Windows Media Player logo .gif file on your server:

                  (BR)(CENTER)
                  (AHREF="http://www.microsoft.com/windows/mediaplayer/download
                  /default.asp")
                  (IMG SRC="type path to logo image here" WIDTH="65" HEIGHT="57" BORDER="0"
                  ALT="Get Windows Media Player" VSPACE="7")(/A)
                  (/CENTER)(BR)

         5. You can modify this HTML code to fit your formatting as long as you follow the guidelines outlined below.

         Get Windows Media(TM) Player logo usage guidelines

1. Except as Microsoft may authorize elsewhere, non-Microsoft Web sites may display only the Get Windows Media(TM) Player logo provided above ("Logo"). By downloading the Logo to your Web site, you agree to be bound by these Policies.

2. You may only display the Logo on your Web site, and not in any other manner. It must always be an active link to the download page for the Windows Media Player at http://www.microsoft.com/windows/mediaplayer/download/default.asp.

3. The Logo GIF image includes the words "Get Windows Media Player" describing the significance of the Logo on your site (that the Logo is a link to the download page for the Microsoft Windows Media Player, not an endorsement of your site). You may not remove or alter any element of the Logo.

4. The Logo may be displayed only on Web pages that make accurate references to Microsoft or its products or services or as otherwise authorized by Microsoft. Your Web page title and other trademarks and logos must appear at least as prominently as the Logo. You may not display the Logo in any manner that implies sponsorship, endorsement, or license by Microsoft except as expressly authorized by Microsoft.

5. The Logo must appear by itself, with a minimum spacing (30 pixels) between each side of the Logo and other distinctive graphic or textual elements on your page. The Logo may not be displayed as a feature or design element of any other logo.

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6.       You may not alter the Logo in any manner, including size, proportions, colors, elements, or animate, morph, or otherwise distort its perspective or appearance, except in the event expressly authorized by Microsoft.

7. You may not display the Logo on any site that infringes any Microsoft intellectual property or other rights, or violates any state, federal, or international law.

8. These Policies do not grant a license or any other right to Microsoft's logos or trademarks. Microsoft reserves the right at its sole discretion to terminate or modify permission to display the Logo at any time. Microsoft reserves the right to take action against any use that does not conform to these Policies, infringes any Microsoft intellectual property or other right, or violates other applicable law.

9. MICROSOFT DISCLAIMS ANY WARRANTIES THAT MAY BE EXPRESS OR IMPLIED BY LAW REGARDING THE LOGO, INCLUDING WARRANTIES AGAINST INFRINGEMENT.

(C)1999 Microsoft Corporation.  All rights reserved.  Terms of Use.

                      Microsoft Confidential & Proprietary

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